SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  ____________________________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
                         ________________


        Date of Report (Date of earliest event reported):
                        November 17, 2000

                          Alpharma Inc.


     (Exact name of registrant as specified in its charter)

        Delaware            1-8593            22-2095212
     (State or other    (Commission         (IRS Employer
     jurisdiction of      File Number)       Identification
     incorporation)                          No.)


         One Executive Drive, Fort Lee, New Jersey 07024
       (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code
                         (201) 947-7774


                         Not Applicable
        ________________________________________________
        (Former name or former address, if changed since
                          last report)

Item 9.   Regulation FD Disclosures

      Consistent with the estimates for the fiscal year ending December 31, 2000, as contained in the Company's press release of October 30, 2000 (incorporated by reference under Item 9 of the Company's Form 8-K dated October 30, 2000), the Company has the following approximate targets for revenues and operating income for the fiscal year ended December 31, 2000, when segmenting its business as indicated below:

          Human Pharmaceuticals

               Revenue             $610 million
               Operating Income     $90 million

          Animal Pharmaceuticals

               Revenue             $315 million
               Operating Income     $60 million (1)

     (1)  Excludes one time charge for Roche MFA acquisition.

     The statements in this Item 9 are forward-looking statements within the meaning of the Private Securities Litigation Reform
Act   of  1995.  Forward-looking  statements  involve  risks  and
uncertainties  which  could  cause  actual  results   to   differ
materially from those stated in the forward-looking statements. Risks and uncertainties include, but are not limited to, those risks described in the "Risk Factors" section of the Company's 10-K/A report for the year ended December 31, 1999 and in the "Management's Discussion and Analysis" section of its 10-Q report for the quarter ended September 30, 2000 and those in its other SEC Filings.



                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alpharma Inc.





                              By:  /s/ Ingrid Wiik
                                   Ingrid Wiik
                                   President and Chief Executive
                                   Officer



Date:     November 17, 2000